UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 8, 2011 (June 8, 2011)

CHINA TRANSPORATION ACQUISITION CORP.

(Exact name of registrant as specified in Charter)

Delaware	000-54053	68-0679617
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

9 Division Street, Apt. 201, New York, NY 10002

 (Address of Principal Executive Offices)

(646) 386-2351

 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Information.

The registrant will conduct an offering of a maximum aggregate 50,000 shares of its common stock, par value $.0001 per share, at $3.00 per share.  The minimum investment required in this offering is $300 by an investor.  This offering is being made only to “non U.S.-Persons,” as defined in Rule 902 of Regulation S under the Securities Act of 1933, as amended (the “Act”).

The shares of common stock offered will not be and have not been registered under the Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

This Form 8-K shall not constitute an offer to sell or a solicitation of an offer to purchase the common stock or any other securities, and shall not constitute an offer, solicitation, or sale in any state or jurisdiction in which such an offer, solicitation, or sale would be unlawful.  This Form 8-K is being filed pursuant to and in accordance with Rule 135c under the Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA TRANSPORTATION ACQUISITION CORP. (Registrant)

Date: June 8, 2011	By:	/s/ Xie Le Shan
Xie Le Shan President

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